EXHIBIT 4.3     FORM OF SUBSCRIPTION AGREEMENT

                   OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT
                        FOR CONVERTIBLE PREFERRED SHARES

    THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S OF THE 1933 ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S OF THE 1933 ACT) EXCEPT PURSUANT TO REGISTRATION UNDER OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT OR ANY STATE SECURITIES LAWS.

    THIS OFFERING IS BEING MADE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT FOR AN OFFER AND SALE OF SECURITIES THAT DO NOT INVOLVE A PUBLIC OFFERING. THE SECURITIES OFFERED HEREBY MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF, EXCEPT AS PERMITTED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THERE IS CURRENTLY NO PUBLIC OR OTHER MARKET FOR THE SECURITIES OFFERED HEREBY AND THERE CAN BE NO ASSURANCE THAT A PUBLIC OR OTHER MARKET WILL DEVELOP. EACH PROSPECTIVE INVESTOR SHOULD PROCEED ONLY ON THE ASSUMPTION THAT SUCH PROSPECTIVE INVESTOR MAY HAVE TO BEAR THE ECONOMIC RISK OF ANY INVESTMENT IN THE SECURITIES OFFERED HEREBY FOR AN INDEFINITE PERIOD OF TIME.

    NO GENERAL SOLICITATION WILL BE CONDUCTED AND NO OFFERING LITERATURE OR ADVERTISING IN ANY FORM WILL OR MAY BE EMPLOYED IN THE OFFERING OF THE UNITS. EXCEPT FOR THE DOCUMENTS SUMMARIZED HEREIN OR ENCLOSED HEREWITH. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THE DOCUMENTS SUMMARIZED HEREIN OR ENCLOSED HEREWITH AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

    THE PURCHASE OF THESE SECURITIES ENTAILS A HIGH DEGREE OF RISK. NO INVESTMENT IN THE SHARES SHOULD BE MADE BY ANY PERSON WHO IS NOT IN A POSITION TO LOSE THE ENTIRE AMOUNT OF SUCH INVESTMENT. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES DESCRIBED HEREIN IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SALE.

    This Offshore Securities Subscription Agreement ("Agreement") is executed in reliance upon the transaction exemption afforded by Regulation S ("Regulation S") as promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 ACT").

    This Agreement has been executed by the undersigned in connection with the offshore offering of an amount not exceeding $1,100,000 of the Series A Convertible Preferred Stock (the "Shares") of

                              MIDISOFT CORPORATION
                             1605 NW Sammamish Road
                                    Suite 205
                               Issaquah, WA 98027

National Association of Securities Dealers Automated Quotation System Symbol
(MIDI), a corporation organized under the laws of Washington, United States of America (the "ISSUER" or "Company").

The Undersigned Purchaser:

NAME:
      ----------------------------------
ADDRESS:
        --------------------------------

        --------------------------------

        --------------------------------

, a non "U.S. person" as that term Is defined In Regulation S of the 1933 Act (the "PURCHASER") hereby represents and warrants to, and agrees with, ISSUER as follows:

1.  THE OFFERING.

    a. The undersigned hereby subscribes for ____________ Series A Convertible Preferred Shares (the "Shares") of the Issuer, at the aggregate subscription price of U.S.$1,000 per share, payable in United States Dollars, for a total consideration of $___________ Dollars (the "Subscription Proceeds"). The Shares shall pay an 8% cumulative dividend payable in common stock at the time of each conversion. The Shares are subject to a mandatory, 24 month conversion feature at the end of which all Shares outstanding will be automatically converted based upon the conversion formula set forth in this Section 1.a.

    The PURCHASER is entitled, at its option to convert one-third of the Shares into shares of Common Stock, $0.001 par value per share, of the Issuer (the "Common Stock"), 60 days after the Closing Date (as defined in Paragraph 8), one-third of the Shares 90 days after the Closing Date and one-third of the Shares 120 days after the Closing Date. The conversion price for each share of Common Stock shall equal the lesser of (a) eighty-five percent (85%) of the closing bid price on the day of conversion, or (b) 100% of the closing bid price for the Common Stock on the "Closing Date" as defined in paragraph 8 (the "Conversion Rate"). PURCHASER shall exercise the conversion option pursuant to the Notice of Conversion attached hereto as Exhibit "A".

    At the time of conversion the company will issue one warrant (the "Warrant") with each share of Common stock that is issued. The Warrant holders will have the right FOR TWO YEARS to purchase one share of common stock at 200% OF THE CLOSING BID PRICE ON THE DAY OF CLOSING of this transaction.

    b. Form of Payment. PURCHASER shall pay the total Subscription Proceeds hereunder by delivering good funds by wire transfer in United States Dollars on or before October 4, 1996 into the escrow account as follows:

                                   Bank
          ------------------------------------------------------------
          ABA NO.
                 -----------------------------------------------------

                               FOR THE ACCOUNT OF:

          ------------------------------------------------------------
        ACCOUNT NO.
                   ---------------------------------------------------

     IN FAVOR OF ____________________________________ ATTORNEY TRUST ACCOUNT
                                          ACCOUNT NO.
                                                      ----------------

    2. SUBSCRIBER REPRESENTATIONS; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

    a. OFFSHORE TRANSACTION. PURCHASER represents and warrants to ISSUER as follows:

        i) Neither the PURCHASER nor any person or entity for whom the PURCHASER is acting as fiduciary is a U.S. person. A U.S. person means any one of the following:

               (1)  any natural person resident in the United States of America;

               (2) any partnership or corporation organized or incorporated under the laws of the United States;

               (3) any estate of which any executor or administrator is a U.S. person;

               (4)  any trust of which any trustee is a U.S. person;

               (5) any agency or branch of a foreign entity located in the United States;

               (6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

               (7) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

               (8)  any partnership or corporation if:

                    (A) organized or incorporated under the laws of any foreign jurisdiction; and

                    (B) formed by a U.S. person, principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

        ii) At the time the buy order was originated, PURCHASER was outside the United States and is outside the United States as of the date of the execution and delivery of this Agreement. No offer to purchase the Shares was made to a person In the United States.

        iii) PURCHASER is purchasing the Shares for its own account or for the account of beneficiaries for whom the PURCHASER has full investment discretion with respect to the Shares and whom the PURCHASER has full authority to bind so that each such beneficiary Is bound hereby as if such beneficiary were a direct purchaser hereunder and all representations, warranties and agreements herein were made directly by such beneficiary. Purchaser is not purchasing the Shares on behalf of any U.S. person and the sale has not been prearranged with a purchaser In the United States.

        iv) Each distributor participating in the offering of the Shares, if any, has agreed In writing, a copy of which has been delivered to ISSUER with this Agreement, that all offers and sales of the Shares prior to the expiration of a period commencing on the date of the Closing of the last purchase and sale of the Shares offered by the ISSUER and ending 40 days thereafter or such other time period as required by Regulation S as it is then in effect (the "Restricted Period") shall only be made (a) In compliance with the safe harbor contained in Regulation S; (b) pursuant to registration of Shares under the Securities Act; or (c) pursuant to an exemption from registration.

        v) PURCHASER represents and warrants and hereby agrees that all offers and sales of the Shares, the Common Stock or the Warrants shall only be made (a) in compliance with the safe harbor contained in Regulation S;
    (b) pursuant to registration of Shares under the 1933 Act; or (c) pursuant to an exemption from registration.

        vi) PURCHASER understands and acknowledges that the Shares, the Common Stock or the Warrants have not been registered under the 1933 Act and any State securities laws and may not be offered or sold In the United States or to U.S. persons or for the account or benefit of a U.S. person (other than distributors as defined in Regulation S) unless the Shares, the Common Stock or the Warrants are registered under the 1933 Act, the Common Stock or the Warrants or an exemption from the registration requirements is available.

        vii) PURCHASER acknowledges that the purchase of the Shares involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of the Shares, including the total loss of its investment. PURCHASER acknowledges that it has obtained the advice of competent legal counsel in its domicile jurisdiction that Purchaser is qualified under the laws of its domicile to purchase the securities offered hereunder and that the offer and sale of said securities will not violate the laws of its domicile jurisdiction.

        viii) PURCHASER understands that the Shares are being offered and sold to it and that the Common Stock and Warrants will be issued to it in reliance on the rules promulgated under Regulation S and that the ISSUER Is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of PURCHASER set forth herein in order to determine the applicability of such rules and the suitability of PURCHASER to acquire the Shares, the Common Stock and the Warrants.

        ix) PURCHASER is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investments, and to make an informed decision relating thereto.

        x) In evaluating its investment, PURCHASER has consulted with its own investment and/or legal and/or tax advisors who are unaffiliated with and not compensated by the Issuer and who have such knowledge and experience in financial, tax and business matters so as to enable the PURCHASER to utilize the information made available to the PURCHASER in connection with this agreement to evaluate the risks and merits of an investment in the shares and to make an informed decision with respect thereof.

        xi) PURCHASER understands that in the view of the SEC the statutory basis for the exemption claimed for this transaction would not be present if the offering of Shares, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provision of the Securities Act. PURCHASER is acquiring the Shares and will be acquiring for investment purposes and has no present intention to sell the Shares, the Warrants or the Common Stock in the United States, to a U.S. person or for the account or benefit of a U.S. person. PURCHASER hereby confirms that the purpose of including the PURCHASER Representation Letter (see Exhibit B attached hereto) to facilitate the transfer of the certificates representing the Shares into street name, is to enable PURCHASER to comply with the requirements of certain offshore portfolio management regulations and the security requirements of offshore lenders for margin loans.

        xii) PURCHASER is neither an underwriter of, nor a dealer in, the Shares. PURCHASER is not participating, pursuant to a contractual agreement, in the distribution of the Shares.

        xiii) PURCHASER represents and warrants that neither it nor any of its affiliates will directly or indirectly maintain any short position in Shares, Common Stock or any other securities of the ISSUER during the Restricted Period.

        xiv) If PURCHASER is a natural person, PURCHASER has reached the age of twenty-one.

               If PURCHASER is purchasing the Shares subscribed for hereby in representative or fiduciary capacity, the representations and warranties in this Offshore Securities Subscription Agreement shall be deemed to have been made on behalf of the person or persons for whom PURCHASER is so purchasing.

        The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance by the ISSUER of PURCHASER's subscription, and shall survive thereafter. If PURCHASER has knowledge, prior to the acceptance of its Offshore Securities Subscription Agreement by the ISSUER, that any such representations and warranties shall not be true and accurate in any respect, the PURCHASER, prior to such acceptance, will give written notice of such fact to the ISSUER specifying which representations and warranties are not true and accurate and the reasons therefor.

    b. CURRENT PUBLIC INFORMATION. PURCHASER acknowledges that PURCHASER has acquired and carefully reviewed the ISSUER'S annual report on Form 10-K for its fiscal year ended December 31, 1995, and its quarterly report on Form 10-Q filed for the quarter ended June 30, 1996, proxy statements and Form 8-Ks (together, the "SEC Reports"). Except as set forth in this Agreement and the SEC Reports, no representations or warranties have been made to PURCHASER by the ISSUER or any agent, employee or affiliate of the ISSUER, and in entering into this transaction PURCHASER is not relying upon any information, other than that provided pursuant to this Agreement and the SEC Reports and the results of independent investigation by PURCHASER.

    c. INDEPENDENT INVESTIGATION; ACCESS. PURCHASER acknowledges that PURCHASER, in making the decision to purchase the Shares subscribed for, has relied upon independent investigations made by it and its PURCHASER representative, if any, and PURCHASER and such representative, if any, have, prior to any sale to PURCHASER, had an opportunity to ask questions of, and to receive answers from ISSUER or any person acting on its behalf concerning the terms and conditions of this offering. PURCHASER and its advisor's, if any, have been furnished with access to all publicly available materials relating to the business, finances and operations of the ISSUER and materials relating to the offer and sale of the Shares which have been requested. PURCHASER and its advisors, if any, have received complete and satisfactory answers to any such inquiries.

    d. NO GOVERNMENT RECOMMENDATIONS OR APPROVAL. PURCHASER understands that no federal or state agency has made or will make any finding or determination relating to the fairness for public investment in the Shares, or has passed or made, or will pass on or make, any recommendation or endorsement of the Shares.

    e. ENTITY PURCHASES. If PURCHASER is a partnership, corporation or trust, the person executing this Agreement on its behalf represents and warrants that:

        i) He or she has made due inquiry to determine the truthfulness of the representations and warranties made pursuant to this Agreement with respect to each partner, shareholder, trustee, or beneficiary as the case may be;

        ii) He or she is duly authorized (if the undersigned is a trust, by the trust agreement) to make this investment and to enter into and execute this Agreement on behalf of such entity, partner, shareholder, trustee or beneficiary as the case may be.

3.  ISSUER REPRESENTATIONS.

        ISSUER represents and warrants to the PURCHASER as follows:

    a. ORGANIZATION AND AUTHORIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. The Company is not in default or violation of any material term or provision of its Articles of Incorporation, as amended, or By-laws nor will the consummation of the transactions contemplated by this Agreement cause any such default or violation. The Company has all requisite corporate power and authority to enter into this Agreement, to sell the Securities hereunder and to carry out and perform its obligations under the terms of this Agreement. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws effecting the rights of creditors generally and available equitable remedies.

    b. SEC FILINGS. None of the Company's filings with the Securities and Exchange Commission since January 1, 1996, when such filings were made, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading.

    c. FULL DISCLOSURE. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed to the Subscriber that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs, business prospects, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

    d. OPINION(S) OF COUNSEL. Subscriber shall, upon purchase of the Stock, receive an opinion letter or opinion letters from counsel to the Company, and the Company represents that it will immediately obtain such opinions from counsel to the satisfaction of the transfer agent, to the effect that, except as otherwise and qualified in the opinion:

        i) The Company has been incorporated and is existing in the jurisdiction of its incorporation.

        ii) Except as otherwise disclosed in such opinion, to such counsel's knowledge, there is no action, proceeding or investigation pending against the Company which might result, either individually or in the aggregate, in any material adverse change in the business or operations of the Company.

        iii) Except as otherwise disclosed in such opinion, to such counsel's knowledge, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

        iv) All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

        v) The Agreement, the issuance of the Stock and the issuance of Common Stock, upon conversion of the Stock, have been duly approved by all required corporate action and that all such securities, upon delivery in accordance with this Agreement, shall be validly issued and outstanding, fully paid and nonassessable.

    The Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

    e. REPORTING COMPANY STATUS. ISSUER is a reporting issuer as defined by Rule 902 of Regulation S. ISSUER has filed the information required by the reporting obligations under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

    f. OFFSHORE TRANSACTION. ISSUER has not offered Shares to any person in the United States or to any U.S. person or for the account or benefit of any U.S. person. At the time the buy order was originated, ISSUER and/or its agent reasonably believed that PURCHASER was outside of the United States and was not a U.S. Person. ISSUER and/or its agent reasonably believe that the transaction has not been prearranged with a Purchaser in the United States.

    g. NO DIRECTED SELLING EFFORTS. In regard to this transaction, ISSUER, has not conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S nor has ISSUER conducted any general solicitation relating to the offer and sale of Shares to U.S. persons residing within the United States or elsewhere.

    h. SHARES. The Shares and shares of Common Stock Issuable upon conversion of the Shares, when issued and delivered will be duly and validly authorized and issued, fully paid and non-assessable and will not subject the holders thereof to any liability by reason of being such holders. If at the time of conversion all representations and warranties are true and correct, including those contained in the Purchaser Representation Letter, then in such event the stock certificates representing Common Stock issued upon conversion of the Shares shall be unlegended and there shall be no stop transfer instructions issued in relation to such common stock.

    i. SUBSCRIPTION AGREEMENT. This Agreement, when acknowledged by the signature of an officer of the ISSUER, has been duly authorized, validly executed and delivered on behalf of the ISSUER and is a valid and binding agreement of the ISSUER in accordance with its terms.

    j. NON-CONTRAVENTION. The execution and delivery of this Agreement, the consummation of the issuance of the Shares and the transactions contemplated hereunder do not and will not conflict with or result in a breach by the ISSUER of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or by-laws of the ISSUER (or any equivalent documents thereto) or any indenture, mortgage, deed of trust, or other material agreement or instrument to which the ISSUER is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule, or regulation or any applicable decrees, judgment, or order of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdictions over the ISSUER or any of its properties or assets.

    k. PRIOR SHARES ISSUED UNDER REGULATION S. ISSUER has not issued any shares of stock under Regulation S subsequent to its most recent SEC Report.

    l. SECURITIES LAW COMPLIANCE. Based upon the representations and warranties of the PURCHASER in Section 2 and of all other PURCHASERS executing similar agreements in connection with this offering, with respect to the Company's actions, (i) the offer and the sale of Shares has been made so as to conform in all respects with the requirements of Regulation S and with the requirements of all other published rules and regulations of the SEC currently in effect relating to "private offerings" to non-residents of the United States of the type contemplated herein; and (ii) Neither the offer, sale or delivery of the Shares under the terms of this Agreement will violate Section 5 of the Securities Act, as presently in effect.

    m. FILINGS. ISSUER undertakes and agrees pursuant to the sale of its securities under Regulation S to make all necessary filings in connection with the sale of its securities as required by the laws and regulations of the United States.

    n. USE OF PROCEEDS. ISSUER represents that the proceeds of this offering shall be used for advertising and promotion of its products.

    o. COMPANY LISTING. ISSUER shall use its best efforts to maintain its listing on the Nasdaq Stock Market.

    p. CONCERNING THE SECURITIES. The issuance, sale and delivery of the Shares have been duly authorized by all required corporate action on the part of ISSUER, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable. A sufficient number of shares of Common Stork issuable upon conversion of the Shares have been duly and validly reserved for issuance and upon issuance in accordance with the terms of the Shares, shall be duly and validly issued, fully paid, and nonassessable and will not subject the holders thereof, if such persons are non-U.S. persons, to personal liability by reason of being such holders. There are no pre-emptive rights of any shareholder of ISSUER.

    q. INTELLECTUAL PROPERTY. The Company has valid and unrestricted and know-how, technology and other intellectual property necessary to the conduct of its business. The Company also has trade secrets necessary to the conduct of its business which are necessarily secret and cannot be disclosed to Purchasers.
The Company has granted licenses or has assigned or otherwise transferred a portion of (or all of) such valid, unrestricted and exclusive patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business. The Company has granted licenses or has been assigned or has otherwise had transferred to it from other persons or entities the use of patents, trademarks, trademarks registrations, trade names, copyrights, know-how, technology and/or other intellectual property necessary to the conduct of its business.

    To the best of the Company's knowledge, the Company is not infringing on the intellectual property rights of any third party, nor is any third party infringing on the Company's intellectual property rights. There are no restrictions in any agreements, licenses, franchises, or other instruments that are necessary for the conduct of the Company's business as presently conducted or as planned to be conducted in the future.

4.  RESTRICTED PERIOD; CONVERSION.

    Rule 903 (c) under Regulation S restricts PURCHASER from offering and selling the Shares or the shares of Common Stock into which the Shares may be converted to U.S. persons or for the account or benefit of a U.S. person during the Restricted Period.

5.  RELIANCE ON REPRESENTATIONS.

    PURCHASER understands that the offer and sale of the Shares is not being registered under the Securities Act. ISSUER is relying on the rules governing offers and sales made outside the United States pursuant to Regulation S. Rules 901 through 903 of Regulation S govern this transaction.

6.  TRANSFER AGENT INSTRUCTIONS.

    a. LEGENDS ON CERTIFICATE. PURCHASER may transfer the Shares to persons other than U.S. persons in accordance with Regulation S prior to the expiration of the Restricted Period. Accordingly, PURCHASER acknowledges that the Company will instruct its transfer agent to place a stop transfer order with respect to certificates representing the Shares and that such certificates will bear the following legend:

        "The shares represented by this certificate have been acquired for investment purposes only, issued pursuant to Regulation S promulgated under the Securities

        Act of 1933, as amended ("Act"), and have not been registered under the Act. These shares may not be offered or sold within the United States or to or for the account of a "U.S. Person" (as that term is defined in Regulation S) until after __________________, 1996, [the 40th day following completion of the offering]. The terms of conversion are subject to a Subscription Agreement that was entered into with Midisoft Corporation."

    b. PURCHASER REPRESENTATION LETTER. ISSUER agrees to accept a PURCHASER's Representation Letter from the PURCHASER in the form of Exhibit "B" attached, as evidence that the PURCHASER has complied with applicable securities laws and upon receipt of such a letter shall promptly transfer, or instruct the transfer agent, for the Convertible Preferred Shares, if any, to transfer the Shares into "Street Name", if so requested by PURCHASER, as expeditiously as practical after receipt of the certificates and the PURCHASER Representation Letter.

    c. TRANSFER AGENT INSTRUCTIONS. ISSUER shall issue, or instruct the transfer agent for the Convertible Preferred Shares, if any, to issue one or more share certificates representing Shares, in the names of qualified purchasers to be specified prior to Closing. All of the Shares so issued will be issued pursuant to Regulation S. ISSUER warrants further that the Shares shall be freely transferable on the books and records of ISSUER subject to compliance with Regulation S and other applicable securities laws and the terms of this Agreement.

7.  CONVERSION PROCEDURES.

    (a) The PURCHASER is entitled, at its option to convert one-third of the Shares into shares of Common Stock, $0.001 par value per share, of the Issuer (the "Common Stock") 60 days after the Closing Date (as defined in paragraph 8), one-third of the Shares 90 days after the Closing Date and one-third of the Shares 120 days after the Closing Date. The conversion price for each share of Common Stock shall be equal to the lesser of (a) eighty-five percent (85%) of the closing bid price on the day of conversion, or (b) 100% of the closing bid price for the Common Stock on the Closing Date as defined in paragraph 8. Such conversion shall be effectuated by sending to the Company, the Share or Shares to be converted, a facsimile or original of the signed Notice of Conversion and a facsimile or original of the signed Purchaser Representation Letter, see Exhibits A and B attached hereto, which evidences Purchaser's intention to convert the Shares or a specified portion thereof, and accompanied by proper assignment, if applicable. The Conversion Price shall be set on the day the Notice of Conversion and the signed Purchaser Representation Letter is sent by Purchaser. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded down or up, as the case may be, to the nearest whole share. The date on which notice of conversion Is effective ("Conversion Date") shall be deemed to be the date on which the Purchaser has delivered to the Company the original Shares, a facsimile or original of the signed Notice of Conversion and a facsimile or original of the signed Purchaser Representation Letter. If after 10 business days the Company has failed to honor a Conversion Notice for any reason, then in such event, Purchaser shall have the right to demand and receive from the Company the full amount of Subscription Proceeds paid by PURCHASER plus interest based on the 8% cumulative dividend.

    (b) If at the time of conversion all representations and warranties are true and correct including those contained in the Purchaser Representation Letter, then in such event, within seven (7) business days after receipt of the documentation referred to above in this Section 7(a), the Company shall deliver a certificate, without restrictive legend or stop transfer instructions, for the number of Common Stock issuable upon the conversion, it shall be the Company's responsibility to take all necessary actions and to bear all such costs to issue the Common Stock as provided herein, including the delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. No payment or adjustment shall be made for accrued and unpaid interest until the earlier of the Conversion Date or the mandatory conversion date. Upon surrender of any Shares that are to be converted in part, the Company shall issue to the Purchaser new Shares equal to the number of unconverted Shares, if so requested by Purchaser. In the event the Company does not make delivery of the Common Stock, as instructed by Purchaser, within 4 business days after the Conversion Date, then in such event the Company shall pay to Purchaser an amount, in cash in accordance with the following schedule, wherein "No. Business Days Late" is defined as the number of business days beyond the 4 business days delivery period.

                                        Late Payment for Each
                                   $10,000 of Preferred Principal
No. Business Days Late                  Amount Being Converted
----------------------             ------------------------------
        1                                    $100
        2                                    $200
        3                                    $300
        4                                    $400
        5                                    $500
        6                                    $600
        7                                    $700
        8                                    $800
        9                                    $900
        10                                   $1,000
        >10                                  $1,000  + $200 for each
                                             Business Days Late Beyond
                                             10 Days

    To the extent that the failure of the Company to issue the Common Stock pursuant to this Section 7(b) is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of this Section 7(b) shall not apply but instead the provisions of Section 7(c) shall apply.

    The Company shall pay any payments incurred under this Section 7(b) in immediately available funds within three (3) business days from the date of issuance of the applicable Common Stock. Nothing herein shall limit a Purchaser's right to pursue actual damages for the Company's failure to issue and deliver Common Stock to the Holder within 4 business days after the Conversion Date.

        The Company recognizes the right of Purchaser to assign any portion of the Shares to another non-U.S. Person during the 40 day restricted period and to assign any portion of the Shares to another non-U.S. Person or U.S. person or entity after the 40 day restricted period.

    (c) If, at any time Purchaser submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect, in full, a conversion of the Shares (a "Conversion Default", the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Purchaser all of the shares of Common Stock which are available, and the Notice of Conversion as to any Shares requested to be converted but not converted (the "Unconverted Shares") shall become null and void. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default") to all existing Purchasers of outstanding Shares, by facsimile, within one (1) business day of such default (with the original delivered by overnight or two day courier). No Holder may submit a Notice of Conversion after receipt of a Notice of Conversion Default until the date additional shares of Common Stock are authorized by the Company.

    The Company agrees to pay to all Purchasers of outstanding Shares payments for a Conversion Default ("Conversion Default Payments") in the amount of (N/365) x (.24) x the initial issuance price of the outstanding Shares held by each Purchaser where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Shares. The Company shall send notice ("Authorization Notice") to each Purchaser of outstanding Shares that additional shares of Common Stock have been authorized, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate, at the Purchaser's option, payable as follows: (i) in the event Purchaser elects to take such payment in cash, cash payments shall be made to such Purchaser of outstanding Shares by the fifth day of the following calendar month, or (ii) in the event Purchaser elects to take such payment in stock, the Purchaser may convert such payment amount into Common Stock at the Conversion Rate at anytime after the 5th day of the calendar month following the month in which the Authorization Notice was received, until the expiration of the mandatory 24 month conversion period.

    Nothing herein shall limit the Purchaser's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of Common Stock.

8.  CLOSING DATE AND ESCROW AGENT.

    The date of the issuance of the Shares in the name of the PURCHASER (the "Closing Date") shall be October 7, 1996. Closing shall be effected through delivery of funds and certificates to the Escrow Agent as per a separate Escrow Agreement. PURCHASER shall forthwith deliver the necessary funds as indicated in Paragraph 1 to the Escrow Agent. Share Certificates will be delivered at the instructions of the ISSUER to the Escrow Agent: ______________________________. PURCHASER herein instructs the Escrow Agent, and gives the Escrow Agent its good and sufficient authority to release funds to the ISSUER and placement agent in connection with the purchase of the Shares, upon receipt by the Escrow Agent of said Shares subscribed for, subject to the terms and conditions of any Escrow Agreement in effect between the Issuer and the Escrow Agent. PURCHASER and ISSUER agree that the Escrow Agent, In his capacity as Escrow Agent, has no liability as a result of any fraudulent or unlawful conduct of any party other than the Escrow Agent and agree to hold the Escrow Agent harmless in such event. In the event the Share Certificates are not received by the Escrow Agent from the ISSUER within Five (5) Business Days of the date of receipt of the Escrowed Funds, the Escrow Agent shall return the Escrowed funds without interest to the PURCHASER by wire transfer pursuant to written instructions.

9.  CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

    ISSUER reserves the right to reject this Agreement for any reason whatsoever, prior to signing by ISSUER. PURCHASER understands that ISSUER'S obligation to sell the Shares subscribed for hereunder is conditioned upon:

    a. The receipt and acceptance by ISSUER of this Agreement for all the Shares as evidenced by execution of this subscription agreement by the Chief Executive Officer or Chief Financial Officer of the ISSUER. The acceptance of funds by the ISSUER shall be deemed to be constructive acceptance of this Agreement. PURCHASER understands this Agreement is irrevocable; and

    b. Delivery into the Escrow Agent by PURCHASER of good U.S. funds as payment in full for the purchase of the Shares and all fees.

10. CONDITIONS TO PURCHASER'S OBLIGATION TO PURCHASE.

    ISSUER understands that PURCHASER's obligation to purchase the Shares subscribed for hereunder is conditioned upon the following:

        a.     execution and delivery of this Agreement;
        b.     delivery of Shares; and
        c.     delivery of a filed Certificate of Designation

11. GOVERNING LAW.

    This agreement shall be governed by and construed under the laws of the State of New York without regard to its choice of law principles.

12. RIGHT OF FIRST REFUSAL.

    The PURCHASER Is hereby given a pro-rata right of first refusal on any Regulation S offering involving the Issuer during the next 12 months. Purchaser shall have 5 business days from the date the Company sends a facsimile copy of the Subscription Agreement to the PURCHASER in which to accept by signing the Subscription Agreement and faxing it to the Company.

13. ENTIRE AGREEMENT/FACSIMILE.

    This Agreement constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This Offshore Securities Subscription Agreement may be amended only in writing executed by all parties hereto. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original. This Agreement may be executed in counterparts, which shall be considered an original document and which together shall be considered a complete document.

14. INDEMNIFICATION.

    Each of the Company and the Subscriber agrees to indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other may sustain or incur in connection with a material breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

15. FINANCING; RESTRICTIONS.

    The Company cannot, without the prior approval in writing from Subscriber, obtain convertible debt or equity financing for a period of sixty (60) days following the Closing Date.

16. RESTRICTIONS ON CONVERSION OF SHARES.

    The Subscriber or any subsequent holder of the Shares (the "Holder") shall be prohibited from converting any portion of the Debentures which would result in the Subscriber or the Holder being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, of 4.99% or more of the then issued and outstanding Common Stock of the Company.

17. INDEPENDENT COUNSEL.

    The undersigned acknowledge that they have been advised to consult with their own attorneys and financial advisors regarding this Agreement.

18. ARBITRATION.

    The parties shall resolve any dispute arising hereunder before a panel of three arbitrators selected pursuant to and run in accordance with the rules of the American Arbitration Association. The arbitration shall be held in New York, New York. The successful party shall be entitled to an award of reasonable attorneys fees and costs to be awarded in the sole discretion of the arbitrators. Disputes under this Agreement as well as all of the terms and conditions of this Agreement shall be governed in accordance with and by the laws of the State of New York.

19. FULL NAME AND ADDRESS OF PURCHASER FOR REGISTRATION PURPOSES:
    If not filled in completely by Purchaser the Company will not accept.)

NAME:
     --------------------------------------------------------------------------
ADDRESS:
        -----------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
TELE. NO.:
          ---------------------------------------------------------------------
FAX NO.:
        -----------------------------------------------------------------------
CONTACT NAME:
             ------------------------------------------------------------------

20. DELIVERY INSTRUCTIONS (IF DIFFERENT FROM REGISTRATION NAME):

NAME:
     --------------------------------------------------------------------------
ADDRESS:
        -----------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

TELE. NO.:
          ---------------------------------------------------------------------
FAX NO.:
        -----------------------------------------------------------------------
CONTACT NAME:
             ------------------------------------------------------------------
SPECIAL
INSTRUCTIONS:
             ------------------------------------------------------------------

-------------------------------------------------------------------------------

21. ISSUER'S ACCEPTANCE BASED UPON PURCHASER REPRESENTATIONS.

    ISSUER is accepting this subscription based upon and in reliance upon the representations and warranties of PURCHASER contained herein, including without limitation, those contained in section 2 and this Agreement would not be accepted by ISSUER in the absence of such representations and warranties.

    IN WITNESS WHEREOF, this Offshore Securities Subscription Agreement was duly executed as of the _______ day of __________, 1996.

Company
Name:
     --------------------------------------------------------------------------
                                    Purchaser




                                    By:
                                       ----------------------------------------
                                          Official Signatory of Purchaser


Name:
(Printed):
          ---------------------------------------------------------------------
Title:
      -------------------------------------------------------------------------
County of
Execution:
          ---------------------------------------------------------------------


Accepted this _____ day of the month of ____________________, 1996.





                                             MIDISOFT CORPORATION


                                             By:
                                                -------------------------------
                                             its:
                                                 ------------------------------

                                   EXHIBIT "A"
                              NOTICE OF CONVERSION


                                                         _______________, 199___



MIDISOFT CORPORATION
1605 NW Sammamish Road
Suite 205
lssaquah, WA  98027

     The undersigned, _________________________ (the "Holder"), does hereby give notice that it wishes to convert __________ shares of Series A Convertible Preferred Stock (the "Shares") of MIDISOFT CORPORATION (the "Issuer") held by it into shares of Common Stock of the Issuer, which have been reserved for issuance upon such conversion. The Holder represents and warrants that (i) all of the requirements of Regulation S promulgated under the Securities Act of 1933, as amended (the "Act") applicable to the Holder have been complied with by the Holder and (ii) the Holder has not engaged in any transaction or series of transactions that, although in technical compliance with all of the requirements of Regulation S, is part of a plan or scheme to evade the registration requirements of the Act. The number of shares of the Corporation's common stock, par value $.001 per share ("Common Stock") issuable upon conversion of the Shares held by an Investor under the terms of this Agreement shall equal the Subscription Proceeds plus the amount of the accrued dividends through the Conversion Date, divided by the lesser of (a) eight-five percent (85%) of the closing bid price on the day of conversion, or (b) 100% the closing bid price for the Common on the "Closing Date" as defined in paragraph 8 of the Subscription Agreement. The undersigned has not taken any short position, in violation of Regulations nor has the undersigned made any promissory notes and/or pledges to that effect on the Company's Common Stock.

                                        [Holder]



                                        By:
                                           ------------------------------------

                                   EXHIBIT "B"
                         PURCHASER REPRESENTATION LETTER

Dear Sirs:

    The undersigned ______________________ has purchased on ______, 1996,
__________ Convertible Preferred Shares of MIDISOFT CORPORATION (the Company") at a per share subscription price of $1,000 per share, (the Convertible Preferred Shares referred to herein as the "Shares") together with warrants as set forth in the Subscription Agreement. In connection with such purchase, the undersigned, has executed and delivered a subscription agreement ("Subscription Agreement") of your design. As the applicable transaction restriction period has expired, the undersigned hereby requests that the Shares be transferred into [ ] the Purchaser's name or [ ] "Street Name" of _______________ (check whichever is applicable).

    The undersigned represents and warrants as follows:

    (1) The offer to purchase the Shares was made to it outside of the United States and the undersigned was, at the time the Subscription Agreement was executed and delivered, and is now, outside the United States;

    (2) It is not a U.S. Person (as such term is defined In Section 902(a) of Regulation S promulgated under the United States Securities Act of 1933 (the "Securities Act"); and it has purchased the Shares Shams for its own account and not for the account or benefit of any U.S. person;

    (3) All offers and sales by the undersigned of the Shares shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to the registration requirements of, the Securities Act;

    (4) It Is familiar with and understands the terms, conditions and requirements contained in Regulation S and definitions of U.S. persons contained in Regulation S;

    (5) The undersigned has not engaged in any "directed selling efforts" (as such term is defined in Regulation S) with respect to the Shares; and


    Dated this _____ day of the month of _______________, 1996.

                                        By:
                                             ----------------------------------
                                             Official Signature of Purchaser



                                             ----------------------------------
                                             Title